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                                                                    EXHIBIT 99.1

PRESS RELEASE

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE

MONDAY, FEBRUARY 28, 2005

CONTACT:  NEAL SUTTON
          SR. VICE PRESIDENT AND GENERAL COUNSEL
          (281) 443-3370

                       SMITH INTERNATIONAL, INC. ANNOUNCES
                               MANAGEMENT CHANGES

      HOUSTON, Texas (February 28, 2005)... Smith International, Inc. (NYSE:
SII) today announced that effective May 15, 2005, Roger Brown, currently President of Smith Technologies, will assume new responsibilities as staff Vice President for Strategic Initiatives. Mike Pearce, currently Vice President of Sales for Smith Technologies, will become the President of Smith Technologies at that time. Both individuals will report to Doug Rock, Chairman and Chief Executive Officer of the Company.

      Mr. Pearce, 57, joined the Company in 1995 as Vice President of Sales for GeoDiamond. In 1998, GeoDiamond was merged with the Company's three-cone bit operations, and Mr. Pearce became Vice President of Sales for the combined operations.

      Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson.